UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2014

AUDIOEYE, INC.

DELAWARE	333-17743	20-2939845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5210 E. Williams Circle, Suite 500

Tucson, Arizona 85711

(Address of principal executive offices)

(866) 331-5324

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 22, 2014, Matthew T. Mellon II was elected to the Company’s Board of Directors to fill a vacancy on the Board as a result of the resignation of James Crawford which was also effective July 22, 2014.

Mr. Mellon, age 50, co-founded Coin.Co LLC, a New York City-based software, technology and cryptographic incubator, and has served as its President since its founding in July 2013.  Also in July 2013, Mr. Mellon co-founded Coin Validation LLC, a New York City-based company that is developing software implemented solutions to allow bitcoin businesses to achieve regulatory compliance in the U.S.  From 2008 to the present Mr. Mellon has been the co-creative director for Hanley Mellon LLC, a lifestyle brand company engaged in women’s apparel that he co-founded with his wife.  From November 2012 until January 2014, Mr. Mellon served on the board of directors of Medient Studios, Inc., a publicly-traded, global film production and distribution company. During his tenure on the board, he also served as the chairman of Medient’s compensation committee. For more than thirty years until 2012, Mr. Mellon held positions at the family office of BNY Mellon Bank.  He also served as Chairman of the New York Republican Party’s Finance Committee from April 2011 to July 2013 and maintains associations with Drexel University and Carnegie Mellon University, both of which were founded by family members.  Mr. Mellon is a graduate of the University of Pennsylvania’s Wharton School where he earned a Bachelor of Business Administration.

The Company’s Board of Directors believes that Mr. Mellon should serve as a director of the Company because of his executive, financial and business experience as described above.

In connection with his election, Mr. Mellon has been granted five-year options to purchase up to 250,000 shares of the Company’s common stock at an exercise price of $0.65 per share, with options to purchase 50,000 shares vesting immediately and 50,000 vesting every ninety-day period thereafter.

Item 8.01                                           Other Events

On July 23, 2014, the Company issued a press release with respect to the election of Mr. Mellon as a director of the Company.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description
99.1	Press Release announcing the election of Matthew Mellon to the Board of Directors of AudioEye, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2014	AUDIOEYE, INC.

	By:	/s/ Nathaniel T. Bradley
Nathaniel T. Bradley, President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release announcing the election of Matthew Mellon to the Board of Directors of AudioEye, Inc.